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Exhibit 99.2

Investors contact:	Donald J. Edwards: (312) 327-4531 or Ellen Billings: (214) 871-5937

FOR IMMEDIATE RELEASE

LIBERTÉ INVESTORS, INC. APPROVES RIGHTS OFFERING

        Dallas, TX, December 15, 2003—Liberté Investors, Inc. (NYSE: LBI) announced today that it has filed a registration statement relating to a $50 million rights offering. The purpose of the rights offering is to partially fund the proposed acquisition of USAuto Holdings, a Tennessee-based provider of non-standard consumer automobile insurance, and to provide the combined company with capital to support its future growth. Each Liberté stockholder of record on the record date will receive, for every share owned, a right to purchase 0.61 newly-issued shares of Liberté for $4.00 per share, for an aggregate issuance of approximately 12.5 million newly-issued shares. In connection with the transaction, Gerald J. Ford, the Company's Chairman and 45% stockholder, has agreed to cause his affiliate, Hunter's Glen/Ford Ltd., to backstop the rights offering, thereby assuring its completion. Under the terms of the backstop agreement, Hunter's Glen/Ford Ltd. will purchase all shares that remain unsold under the offering at the same price per share. The acquisition and the rights offering (both of which have been approved by Liberté's Board of Directors) are contingent upon various conditions, including approval by Liberté's stockholders and approval by certain state insurance authorities. Gerald J. Ford, Liberté's Chairman and 45% stockholder, has agreed to vote his shares in favor of the acquisition and the issuance of shares.

Not a Prospectus

        The rights offering will be made only by means of a prospectus that Liberté has filed with the Securities and Exchange Commission as part of a registration statement. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such sate or jurisdiction.

Forward Looking Statements

        Statements in this release that are not historical, including without limitation statements regarding the plans, expectations, assumptions and estimations with respect to the transaction and the results thereof, are considered forward-looking statements and speak only as of the date hereof. These statements can be identified by the fact that they use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other such words and terms of similar meaning. As such, these statements are subject to a number of risks and uncertainties. Actual results may be materially different from those expressed or implied by these statements. Factors that could cause or contribute to such differences include, but are not limited to, the receipt and timing of regulatory approvals for the transaction, the risk that the companies may be required to modify aspects of the transaction to obtain regulatory approvals, the possibility that the transaction will not close or that a delay in the timing thereof will be experienced, the individual risks faced by each company, including as a result of the announcement of the transaction. More information about these risks and uncertainties and other risks and uncertainties facing Liberté may be found in the most recent Form 10-K and in the subsequent Form 10-Qs and other periodic filings of Liberté with the U.S. Securities and Exchange Commission. Liberté does not undertake to publicly update or revise any forward-looking statements contained herein even if experience or future changes or circumstances make it clear that any projected results expressed or implied therein will not be realized.

Additional Information

        Liberté will file a joint proxy statement/prospectus and other related documents concerning the proposed rights offering with the SEC. Investors are urged to read the joint proxy statement/prospectus when it becomes available and any other related documents filed with the SEC because such will contain important information regarding Liberté, USAuto and the transaction. These documents, and the annual, quarterly and special reports, proxy and information statements and other filings of Liberté can be obtained free of charge at the website maintained by the SEC at www.sec.gov. In addition, the documents filed with the SEC by Liberté may be obtained free of charge by directing a request to Ellen Billings, Secretary, by mail at 200 Crescent Court, Suite 1365, Dallas, Texas 75201 or telephone (214) 871-5935. Certain directors and executive officers of Liberté and USAuto may be deemed to be participants in the solicitation of proxies from the stockholders of Liberté in connection with the merger. Information about such directors and executive officers of Liberté and their ownership of Liberté stock is set forth in the proxy statement for the 2003 annual meeting of its stockholders. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus when it becomes available.

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LIBERTÉ INVESTORS, INC. APPROVES RIGHTS OFFERING